Exhibit 99.4

K-V PHARMACEUTICAL COMPANY.

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

ALL OUTSTANDING PRIVATELY PLACED $225,000,000

12% SENIOR SECURED NOTES DUE 2015 ISSUED ON MARCH 17, 2011

FOR AN EQUAL AMOUNT OF ITS 12% SENIOR SECURED NOTES DUE 2015

WHICH HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer made by K-V Pharmaceutical Company, a Delaware corporation (the “Company”) and the Guarantors, pursuant to its Prospectus, dated August 26, 2011 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if the certificates for the Pre-Exchange Securities are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wilmington Trust, National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Pre-Exchange Securities pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent is:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By Hand Delivery or
By Registered or Certified Mail:	By Facsimile Transmission:	Overnight Delivery:
Wilmington Trust, National Association	(302) 636-4139	Wilmington Trust, National Association
c/o Wilmington Trust Company		c/o Wilmington Trust Company
Rodney Square North	Confirm by Telephone	Rodney Square North
1100 North Market Street	or for Information Call:	1100 North Market Street
Wilmington, DE 19890-1626		Wilmington, DE 19890-1626
Attention: Sam Hamed	(302) 636-6181	Attention: Sam Hamed

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Pre-Exchange Securities indicated below, pursuant to the guaranteed delivery procedures described in “The Exchange Offer-Delivery of Pre-Exchange Securities” section of the Prospectus.

Certificate Number(s) (if known) of Pre-Exchange Securities or Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Pre-Exchange Securities	Aggregate Principal Amount of Pre-Exchange Securities Being Tendered

PLEASE COMPLETE AND SIGN

(Signature(s) of Record Holder(s))

(Please Type or Print Name(s) of Record Holder(s))

Dated:                     , 2011

Address:
(Zip Code)

Daytime Area Code and Telephone Number:

☐	Check this Box if the Pre-Exchange Securities will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature medallion program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the Pre-Exchange Securities tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Pre-Exchange Securities complies with Rule 14e-4, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Pre-Exchange Securities, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Pre-Exchange Securities into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)
Address:
(Zip Code)

Area Code and Telephone Number:

Name:
(Please Type or Print)
Title:

Dated:                     , 2011

NOTE: DO NOT SEND PRE-EXCHANGE SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. PRE-EXCHANGE SECURITIES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No notice of Guaranteed Delivery should be sent to the Company.

2.	Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Pre-Exchange Securities referred to herein, the signatures must correspond with the name(s) written on the face of the Pre-Exchange Securities without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Pre-Exchange Securities listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Pre-Exchange Securities without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.	Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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